UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2018

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-36436	95-3015862
(Commission File Number)	(IRS Employer Identification No.)
250 Coromar Drive, Goleta, California	93117
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
On September 20, 2018, Deckers Outdoor Corporation (the “Company”), Deckers Europe Limited, Deckers UK Ltd., Deckers Benelux B.V., Deckers Outdoor Canada ULC and Deckers Outdoor International Limited entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”) as Administrative Agent, Citibank, N.A., Comerica Bank ("Comerica") and HSBC Bank USA, National Association, as Co-Syndication Agents, MUFG Bank, Ltd. and U.S. Bank National Association, as Co-Documentation Agents, and the lenders party thereto, with JP Morgan and Comerica acting as Joint Lead Arrangers and Joint Bookrunners. The Credit Agreement will refinance in full the Company’s Second Amended and Restated Credit Agreement dated as of November 13, 2014, as amended, for which JPMorgan was the administrative agent (the “Prior Credit Agreement”) and the Prior Credit Agreement will be terminated.

The Credit Agreement provides for an unsecured revolving credit facility with commitments of $400 million and a sublimit for the issuance of letters of credit of $25 million. In addition to allowing borrowings in US dollars, the Credit Agreement provides a $175 million sublimit for borrowings in Euros, Sterling, Canadian dollars and any other foreign currency that is subsequently approved by JPMorgan, each lender and each bank issuing letters of credit. Subject to customary conditions and the approval of any lender whose commitment would be increased, the Company has the option to increase the maximum principal amount available under the Credit Agreement by up to an additional $200 million, resulting in a maximum available principal amount under the Credit Agreement of $600 million. However, none of the lenders has committed at this time to provide any such increase in the commitments.

Unless the lenders’ commitments are terminated earlier, the revolving loans provided for under the Credit Agreement are available until September 20, 2023, which is the fifth anniversary of the effective date of the Credit Agreement (which may be extended, at the Company’s request and subject to certain conditions, for each lender that agrees to extend the termination date of its revolving commitment).

Funds provided under the Credit Agreement will be used for refinancing the Prior Credit Agreement in full and paying fees and expenses in connection with entering into the Credit Agreement, and may also be used for working capital and general corporate purposes, including for acquisitions and repurchases by the Company of its stock.

At the Company’s option, revolving loans issued under the Credit Agreement will bear interest at either the adjusted London Inter-bank Offered Rate (“LIBOR”) or an alternate base rate (“ABR”), in each case plus the applicable interest rate margin. Revolving loans will initially bear interest at adjusted LIBOR plus 1.25% per annum, in the case of LIBOR borrowings, or at ABR plus 0.25% per annum. After the compliance certificate is delivered for the quarter ending September 30, 2018, the interest rate will fluctuate between adjusted LIBOR plus 1.125% per annum and adjusted LIBOR plus 1.625% per annum (or between ABR plus 0.125% per annum and ABR plus 0.625% per annum), based upon the Company’s “Total Adjusted Leverage Ratio” (as defined in the Credit Agreement).

The Company will initially be required to pay fees of 0.15% per annum on the daily unused amount of the revolving credit facility. After the compliance certificate is delivered for the quarter ending September 30, 2018, the fee rate will fluctuate between 0.125% and 0.20% per annum, based upon the Company’s Total Adjusted Leverage Ratio.

Amounts borrowed under the Credit Agreement may be prepaid at any time. In addition, the Company has the right to permanently reduce or terminate the lenders’ commitments provided under the Credit Agreement, subject to customary conditions.

Deckers Europe Limited, Deckers UK Ltd., Deckers Benelux B.V., Deckers Outdoor Canada ULC and Deckers Outdoor International Limited may also borrow under the Credit Agreement, and the Credit Agreement permits the Company, subject to customary conditions and notice periods, to designate one or more additional subsidiaries organized in foreign jurisdictions to borrow funds under the Credit Agreement, subject to the foreign currency sublimit noted above. The Company is liable for the obligations of each foreign borrower, but the obligations of the foreign borrowers are several (not joint) in nature.

The obligations of the Company and each other borrower under the Credit Agreement are guaranteed by the Company’s existing and future wholly-owned domestic subsidiaries (other than certain immaterial subsidiaries, foreign subsidiaries, foreign subsidiary holding companies and specified excluded subsidiaries). All obligations under the Credit Agreement and the foregoing guaranty are unsecured.

The Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, which include: limitations on liens, additional indebtedness, investments, restricted payments and transactions with affiliates; financial covenants (including maintenance of a maximum, Total Adjusted Leverage Ratio and a minimum consolidated interest and rental expense coverage ratio); and other customary limitations. The Credit Agreement also contains usual and customary events of default, which include: non-payment of principal, interest, fees and other amounts; breach of a representation or warranty; non-performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material judgments; incurrence of certain material ERISA liabilities; and a change of control of the Company.

In connection with the Credit Agreement, the Company paid certain commitment, arrangement and other fees to JPMorgan, Comerica and other parties to the Credit Agreement, and reimbursed certain of the parties’ expenses.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company adopted new long-term incentive awards (the “FY 2019 LTIP RSUs”) pursuant to the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) for certain members of the Company’s senior management team, including the Company’s named executive officers. In establishing the terms of the FY 2019 LTIP RSUs, the Compensation Committee worked closely with its independent compensation consultant, and the Compensation Committee believes that the FY 2019 LTIP RSUs support the Company’s compensation philosophy and objectives, as well as the interests of the Company’s stockholders.

The FY 2019 LTIP RSUs are designed to correlate the realization of value from the vesting of performance-based equity awards with the achievement of pre-established Company goals covering a three-year performance period that the Compensation Committee believes are important to the Company’s long-term growth and success. The FY 2019 LTIP RSUs vest upon the achievement of pre-determined Company performance targets for the 12-month measurement period ending March 31, 2021 (the “Measurement Period”), and also incorporate a relative total shareholder return (“TSR”) modifier for the 36-month performance period ending March 31, 2021, each of which is described in greater detail below. The specific terms of the FY 2019 LTIP RSUs granted to each recipient will be set forth in separate Restricted Stock Unit Award Agreements (each, a “FY 2019 LTIP Agreement”) the form of which has been approved by the Compensation Committee.
Pursuant to each FY 2019 LTIP RSU, the recipient will receive a specified target number of restricted stock units (“RSUs”), each of which will represent the right to receive one share of the Company’s common stock. The FY

2019 LTIP RSUs will vest only if (i) the recipient provides “Continuous Service” (as defined in the FY 2019 LTIP Agreement) to the Company through March 31, 2021, subject to certain exceptions as described in the FY 2019 LTIP Agreement, and (ii) the Company meets specified revenue and “pre-tax income” targets, in each case for the Measurement Period. Company performance as compared to the revenue target and the pre-tax income target will each be weighted 50% for purposes of determining the vesting of the awards. To the extent Company performance is achieved above the threshold level for each of these performance metrics, the number of RSUs that will vest will be increased, provided that the maximum number of RSUs that may vest with respect to a particular FY 2019 LTIP RSU will not exceed 200% of the targeted amount for that award regardless of the level of Company performance. In addition, no vesting of any portion of the FY 2019 LTIP RSU will occur if the Company fails to achieve revenue and pre-tax income amounts equal to at least 90% of the threshold amounts for these criteria. The determination of the level at which the performance criteria have been achieved will be made by the Compensation Committee based on the audited financial statements of the Company relating to the Measurement Period, subject to certain adjustments agreed upon by the Compensation Committee.
Following the determination of the Company’s achievement with respect to the revenue and pre-tax income criteria for the Measurement Period, the vesting of each FY 2019 LTIP RSU will be subject to adjustment based upon the application of a relative TSR modifier. The amount of the adjustment will be determined based upon a comparison of Company TSR relative to the TSR of a pre-determined set of peer group companies (the “Peer Group”) for the 36-month performance period commencing on April 1, 2018 and ending on March 31, 2021. Company TSR and Peer Group TSR will be calculated based on the average closing price per share of the Company’s or the Peer Group’s common stock on the applicable stock exchange over the 30 calendar days immediately preceding the relevant measurement dates. The Compensation Committee will have discretion to modify Company TSR and Peer Group TSR calculations in certain circumstances.
Depending on Company TSR relative to Peer Group TSR, the number of RSUs that will be subject to vesting pursuant to each FY 2019 LTIP RSU will be modified as follows with straight line interpolation between the percentiles:

Company TSR Relative to Peer Group TSR (Percentile)	TSR Modifier (Multiplier)
≥ 75th	125%
55th	100% (no modification)
≤ 25th	75%
Notwithstanding the foregoing, in the event that Company TSR is greater than or equal to the 75th percentile relative to Peer Group TSR, but Company TSR is a negative amount, the TSR modifier will not be applied (the number of RSUs to be vested will not be increased as a result of the TSR multiplier). In addition, regardless of Company TSR relative to Peer Group TSR, the maximum number of RSUs that may vest pursuant to a particular FY 2019 LTIP RSU will not exceed 200% of the targeted amount.
Pursuant to the “double trigger” vesting provisions set forth in the FY 2019 LTIP Agreement, the vesting of each FY 2019 LTIP RSU will be accelerated in full in the event of a “Corporate Transaction” (as defined in the 2015 Plan) if (i) the acquiring or successor entity in the Corporate Transaction provides for the continuance or assumption of the FY 2019 LTIP Agreement, or the substitution for the FY 2019 LTIP Agreement of a new agreement of comparable value covering shares of a successor entity, and (ii) the recipient is terminated by the acquiring entity under specified circumstances following the Corporate Transaction. In addition, the vesting of the targeted amount of FY 2019 LTIP RSU will be accelerated in full if the acquiring or successor entity in the Corporate Transaction does not agree to provide for the continuance or assumption of the FY 2019 LTIP Agreement, or the substitution for the FY 2019 LTIP Agreement of a new agreement of comparable value covering shares of the successor entity.
The foregoing summary of the terms of the FY 2019 LTIP RSUs does not purport to be complete and is qualified in its entirety by the terms of the FY 2019 LTIP Agreement, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Following its approval of the FY 2019 LTIP RSUs and the form of the FY 2019 LTIP Agreement, on September 19, 2018, the Compensation Committee granted FY 2019 LTIP RSUs to each of the following named executive officers, which are subject to the target number of RSUs set forth opposite their respective names in the table below.

Name	Position	Target Number of RSUs

David Powers	Chief Executive Officer and President	14,970
Steven J. Fasching	Chief Financial Officer	2,994
David E. Lafitte	Chief Operating Officer	4,491
Stefano Caroti	President, Omni-Channel	4,117
Andrea O'Donnell	President, Fashion Lifestyle	3,244
The number of shares that will actually be issued pursuant to the FY 2019 LTIP RSUs, if any, is subject to the vesting criteria described above, as well as the additional terms and conditions set forth in the FY 2019 LTIP Agreement and the 2015 Plan.

Item 9.01    Exhibits.

(d)    Exhibits. The following exhibits are attached to this Current Report on Form 8-K.

Exhibit No.	Description
10.1
Credit Agreement, dated as of September 20, 2018, by and among Deckers Outdoor Corporation, Deckers Europe Limited, Deckers UK Ltd., Deckers Benelux B.V., Deckers Outdoor Canada ULC and Deckers Outdoor International Limited, as borrowers, JP Morgan Chase Bank, N.A. as Administrative Agent, Citibank, N.A., Comerica Bank and HSBC Bank USA, National Association, as Co-Syndication Agents, MUFG Bank, Ltd. and U.S. Bank National Association, as Co-Documentation Agents, and the lenders party thereto

10.2	Form of Restricted Stock Unit Award Agreement under 2015 Stock Incentive Plan (FY 2019) LTIP Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2018

Deckers Outdoor Corporation
/s/ Thomas Garcia
Thomas Garcia, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated as of September 20, 2018, by and among Deckers Outdoor Corporation, Deckers Europe Limited, Deckers UK Ltd., Deckers Benelux B.V., Deckers Outdoor Canada ULC and Deckers Outdoor International Limited, as borrowers, JP Morgan Chase Bank, N.A. as Administrative Agent, Citibank, N.A., Comerica Bank and HSBC Bank USA, National Association, as Co-Syndication Agents, MUFG Bank, Ltd. and U.S. Bank National Association, as Co-Documentation Agents, and the lenders party thereto

10.2	Form of Restricted Stock Unit Award Agreement under 2015 Stock Incentive Plan (FY 2019) LTIP Agreement